                                                                      EXHIBIT 21

                             COGNIZANT CORPORATION

                          LIST OF ACTIVE SUBSIDIARIES

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
COGNIZANT ENTERPRISES, INC...................................  Delaware
  Information Associates, L.P................................  Delaware                 50.00
COGNIZANT JAPAN K.K. ........................................  Japan
  D&B Technology Asia K.K. ..................................  Japan
  IMS Japan Ltd. KK..........................................  Japan
  Nippon Computer Services, Inc. ............................  Japan
COGNIZANT SOFTWARE SOLUTIONS CORPORATION.....................  Delaware
  Cognizant India Holding Corporation........................  Delaware
  CZT India Corporation......................................  Delaware
     Dun & Bradstreet India Private Limited..................  India
       Dun & Bradstreet Marketing Research Private Limited...  India                    70.00
  CSS Investment Corporation.................................  Delaware
     Dun & Bradstreet-Satyam Software Private Limited........  India                    76.00
COGNIZANT TRANSPORTATION SERVICES
  CORPORATION................................................  Delaware
DBHC, INC. ..................................................  Delaware
  Dun & Bradstreet HealthCare Information Inc. ..............  Illinois
ERISCO, INC. ................................................  New York
GARTNER GROUP, INC. .........................................  Delaware                 52.30
  Gartner Group Pacific Pty Limited..........................  Australia
  Gartner Group Scandinavia, A/S.............................  Denmark
  Gartner Group UK Ltd.......................................  England
  Gartner Group France S.A.R.L...............................  France
  Gartner Group, GMBH........................................  Germany
  Gartner Group Italia S.R.L.................................  Italy
     Nomos Ricerca S.r.1.....................................  Italy
     Nomos Ricerca Services..................................  Italy
     Nomos Ricerca Telecomunicazioni.........................  Italy
  Gartner Group Japan KK.....................................  Japan
  Gartner Group Nederland BV.................................  The Netherlands
  Gartner Group Norge, A/S...................................  Norway
  Gartner Group Sverige, AB..................................  Sweden
  Decision Drivers, Inc. ....................................  Delaware                 85.00
  Gartner Group Asia, Inc. ..................................  Delaware
  Gartner Group Credit Corporation...........................  Delaware
  Gartner Group Europe, Inc. ................................  Delaware
  Gartner Group Investment Corporation.......................  Delaware
     RCI, LP.................................................  Massachusetts            58.00
  Gartner Group Sales, Inc...................................  Delaware
  GG Hong Kong, Inc..........................................  Delaware

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
GARTNER GROUP, INC. (CONTINUED)
  GG Investment Management, Inc..............................  Delaware
     Gartner Enterprises, Ltd................................  Delaware
     G.G. West Corporation...................................  Delaware
  New Science Associates Inc.................................  Delaware
     New Science Associates, Ltd.............................  England
  RCI Management Corporation.................................  Delaware
  Real Decisions, Inc........................................  Connecticut
  Dataquest Incorporated.....................................  California
     Dataquest Europe S.A....................................  France
     DATAQUEST Japan Limited.................................  Japan
     Dataquest Asia Pacific Limited..........................  Hong Kong
       DQ Research Pte. Ltd..................................  Singapore
       Dataquest Taiwan Limited..............................  Taiwan
       Dataquest Research (Thailand) Limited.................  Thailand
  Gartner Group FSC, Inc.....................................  Virgin Islands
IMS HOLDINGS (U.K.) LIMITED..................................  England
  Intercontinental Medical Statistics Ltd....................  England
     Imsworld Publications Ltd...............................  England
  IMS Nominees Limited.......................................  England
  IMS Sold Out Limited.......................................  England
  Medical Direct Mail Organisation Ltd.......................  England
  PMS International Limited..................................  England
  Pharma Strategy Group Limited..............................  England
  ST Europe Ltd..............................................  England
I.M.S. INTERNATIONAL, INC....................................  Delaware
  IMS Australia Pty. Ltd.....................................  Australia
     Amfac Pty. Limited......................................  Australia
     Chemdata Pty. Limited...................................  Australia
       Data Design Hisoft Pty. Limited.......................  Australia
       Medrecord Australia Pty. Limited......................  Australia
     Permail Pty. Limited....................................  Australia
  IMS of Canada, Ltd.........................................  Canada
  Informations Medicales Et Statistiques SA..................  France
  IMS Pacific Limited........................................  Hong Kong
     IMS HK Investments Ltd..................................  Hong Kong
  IMS (NZ) Limited...........................................  New Zealand
     IMS Investments (NZ) Limited............................  New Zealand
  I.M.S. Portugal-Consultores Internacionais de Marketung
     Farmaceutico, Lda.......................................  Portugal
  IMS International (South Africa) (Pty.) Ltd................  South Africa

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
I.M.S. INTERNATIONAL, INC. (CONTINUED)
  I.M.S. Financial, Inc......................................  Delaware
     Dun & Bradstreet Germany Holding GmbH...................  Germany
       IMS-MIDOC Medizinische Informations, Dokumentations
          und Consultinggesellschaft mbH.....................  Germany
          IMS Holding Deutschland GmbH.......................  Germany
            IFNS Marktforschung GmbH.........................  Germany
            IMS GmbH Institut fur Medizinische Statistik.....  Germany
               IMS Data GmbH.................................  Germany
               I.M.S. Hellas Ltd.............................  Greece
               GPI Krankenhausforschung Gesellschaft.........  Germany                  60.00
                 Fur Pharminformations Systems mbH
            MedVantage GmbH Integriertes.....................  Germany                  60.00
               Datenmanagement im Health Care-Markt
     Data Coordination (Israel) Ltd..........................  Israel
     IMS Italia S.p.A........................................  Italy
       IMS Holding (Belgium) S.A.............................  Belgium
     IMS Asia (1989) Pte. Ltd................................  Singapore
  IMS Pharminform Holding AG.................................  Switzerland
     Pharmadat Marktforschungs-Gesellschaft m.b.H............  Austria
       Pharmacall Statistik Ges. m.b.H.......................  Austria
     Informations Medicales Et Statistiques S.A..............  Belgium
     IMS Servicos Ltda.......................................  Brazil
     Intercomunicaciones Y Servicio de Datos S.A.
       [k/a Interdata S.A.]..................................  Colombia
     IMS Medinform A.S.......................................  Czech Republic
     Interdata Dominicana, S.A...............................  Dominican Republic
     Datandina Ecuador S.A...................................  Ecuador
     IMS Egypt Limited.......................................  Egypt
     Institute for Medical Statistics Oy.....................  Finland
     Asserta Centroamerica Medicion de Mercados, S.A.........  Guatemala
     IMS Medinform Hungaria Market Research Services Ltd.....  Hungary
     Interdata S.A. de C.V...................................  Mexico
     Informations Medicales & Statistiques S.A.R.L...........  Morocco
     I.M.S. (Nederland) B.V..................................  The Netherlands
       IMS Denmark ApS.......................................  Denmark
     I.M.S. Finance Nederland B.V............................  The Netherlands
     Institute for Medical Statistics Norge A/S..............  Norway
     Pharma Data Paraguaya S.R.L.............................  Paraguay
     Datandina S.A...........................................  Peru
     IMS Philippines, Inc....................................  Philippines
     Intercontinental Marketing Services Iberica, S.A........  Spain
     Mercados Y Analisis, S.A. [k/a M.A.S.A.]................  Spain
     IMS Sweden AB...........................................  Sweden

                                                                 STATE OR OTHER     % OWNERSHIP
                                                                 JURISDICTION OF    100% EXCEPT
                            NAME                                  INCORPORATION       AS NOTED
-------------------------------------------------------------  -------------------  ------------
I.M.S. INTERNATIONAL, INC. (CONTINUED)
  IMS Pharminform Holding AG (Continnued)
     Data Coordination AG....................................  Switzerland
       PMA Sociedad Anonima..................................  Argentina
     IMS AG..................................................  Switzerland
     IMS Information Medical Statistics AG...................  Switzerland
       IMS Poland Limited Sp. z.o.o. ........................  Poland
     RCI Research Consultants AG.............................  Switzerland
       Marketing Y Datos Limitada (k/a Markdata Ltda.).......  Chile
     Interstatistik AG.......................................  Switzerland
       I M S Ges.m.b.H. .....................................  Austria
       Datec Industria e Comercio, Distribuidora Grafica e
          Mala Direta Ltda. .................................  Brazil
     IMS Tunisia.............................................  Tunisia
     IMS Tibbi Istatistik Ticaret ve Musavirlik Ltd
       Sirketi...............................................  Turkey
     Pharma Data Uruguaya S.A. ..............................  Uruguay
     PMV De Venezuela, C.A. .................................  Venezuela
  Clark-O'Neill, Inc. .......................................  New Jersey
  IMS America, Ltd. .........................................  New Jersey
     Coordinated Management Systems, Inc. ...................  Delaware
     Emron, Inc. ............................................  New Jersey
  IMS Software Services, Ltd. ...............................  Delaware
  Intercontinental Medical Statistics International, Ltd. ...  Delaware
  Intercontinental Medical Statistics International, Ltd.
      .......................................................  New York
  PJH Technology Solutions, Ltd. ............................  Delaware
     Decision Surveys International (Pty.) Ltd. .............  South Africa
       IMSA (Pty.) Ltd. .....................................  South Africa
       IPRA (Pty.) Ltd. .....................................  South Africa
       PMSA (Pty.) Ltd. .....................................  South Africa
PILOT SOFTWARE, INC. ........................................  Delaware
  PES (Amsterdam) Holding en Finance B.V. ...................  The Netherlands
     Pilot Software Pty. Ltd. ...............................  Australia
     Pilot Software Ltd. ....................................  England
       Thorn EMI Computer Software Ltd. .....................  England
     Pilot Software S.A.R.L. ................................  France
     Pilot Software GmbH.....................................  Germany
     Pilot Software S.R.L. ..................................  Italy
     Pilot Software B.V. ....................................  The Netherlands
     Pilot Software Pte. Ltd. ...............................  Singapore
     Pilot Software AB.......................................  Sweden
IMS SERVICES NEDERLAND B.V. .................................  The Netherlands
NIELSEN MEDIA RESEARCH, INC. ................................  Delaware
  Nielsen Media Research Ltd. ...............................  Canada
SALES TECHNOLOGIES, INC. ....................................  Georgia